Exhibit 99.1

SECURITY BANK CORPORATION ANNOUNCES

FOURTH QUARTER AND ANNUAL 2007 EARNINGS

Macon, GA., January 24, 2008 / Prime Newswire/ — Security Bank Corporation (Nasdaq: SBKC) today reported a quarterly net loss of $6.9 million for the fourth quarter ended December 31, 2007, versus net income of $5.2 million for the fourth quarter of 2006. Diluted earnings per share for the fourth quarter of 2007 were a loss of $0.36 compared to earnings per share of $0.26 for the comparable year ago period. The decrease in diluted earnings per share is primarily attributable to an $18 million increase in the provision for loan losses versus the fourth quarter a year ago. For the year ended December 31, 2007 net income decreased to $6.6 million compared to $23.4 million a year ago and on a diluted per share basis decreased to $0.34 versus $1.33 for the comparable year ago period.

Security Bank’s return on average tangible equity and average assets for the twelve months ended December 31, 2007 were 3.63% and 0.25% respectively, versus 16.53% and 1.15% for the same period in 2006. Tangible book value increased 3% to $9.28 per share at December 31, 2007 compared to $8.99 a year ago. Tangible equity to tangible assets was 6.5% at December 31, 2007 versus 7.4% at December 31, 2006 and all bank subsidiaries were ‘well-capitalized” as defined by regulatory standards at year-end 2007.

Asset Quality

During the fourth quarter of 2007, nonperforming assets (“NPAs” or nonaccrual loans and other real estate owned) increased to $79 million, or 3.58% of total loans plus other real estate owned compared to 2.99% and 1.95% at the end of the third quarter of 2007 and the fourth quarter of 2006, respectively. While Security Bank did sell $8 million of other real estate owned during the quarter, new properties totaling approximately $13 million were moved to other real estate owned. Nonaccrual loans increased during the fourth quarter by $10 million to $51 million. In addition, the Company charged off approximately $15 million (net) in loans receivable resulting in net charge-offs to average loans of 2.79% annualized for the fourth quarter of 2007. Net charge-offs to average loans were 0.22% annualized for the fourth quarter of 2006. For the year ended December 31, 2007, net charge-offs to average loans were 1.12%. Security Bank increased its allowance for loan losses to $31.7 million, or 1.45% of loans receivable at December 31, 2007, up from $22.3 million at December 31, 2006.

Rett Walker, Security Bank Corporation President and CEO, remarked, “It’s been another difficult quarter in terms of overall credit market conditions and the continued downturn in the Atlanta residential real estate construction and development market. Given the uncertainty about the timing of the recovery of the Atlanta real estate market, we expect that NPAs will continue to be elevated in 2008. We intend to prudently limit our growth in 2008 with minimal loan growth, no additional branch openings, and no anticipated acquisitions. All of our efforts near term will be focused on controlling our NPAs and keeping our banks well capitalized. As part of our capital strategy we have recently updated our shelf registration statement to give us flexibility to take advantage of favorable opportunities to raise capital through the issuance of a variety of securities.”

Balance Sheet

Loans receivable were approximately $2.2 billion at December 31, 2007, up from roughly $1.9 billion at December 31, 2006, an increase of 15%. On a sequential basis loans increased by roughly $17 million or approximately 3% on an annualized basis with all of the growth occurring in our Middle and Coastal Georgia markets.

Total deposits were roughly $2.3 billion at December 31, 2007, an increase of approximately 17% from $2.0 billion at December 31, 2006. Total assets increased roughly 14% to $2.8 billion at December 31, 2007, compared to approximately $2.5 billion at December 31, 2006.

Shareholders’ equity at December 31, 2007 was roughly unchanged at $306.7 million compared to December 31, 2006, as earnings, net of dividends paid and changes in other comprehensive income, were offset by $4.9 million in reduced equity as a result of shares purchased during the year under a share repurchase program.

Net Interest Income

Net interest income for the fourth quarter of 2007 was $21.6 million, a decrease of 2% when compared to the fourth quarter of 2006. The decrease is primarily the result of a decline in the net interest margin. The net interest margin (on a fully tax-equivalent basis (“FTE”)) was 3.46% for the quarter ended December 31, 2007, compared to 4.14% for the comparable period one year ago and 3.81% for the third quarter of 2007. The decrease in the net interest margin in the fourth quarter of 2007 as compared to the third quarter of 2007 is the result of the increase in NPAs and the negative effect of very competitive loan pricing in the form of rate and fees. For year ended December 31, 2007, the net interest margin (FTE) was 3.88% compared to 4.40% for the year ended December 31, 2006.

Noninterest Income and Expense

Noninterest income for the fourth quarter of 2007 was unchanged at $3.1 million compared to the fourth quarter of 2006. An increase in the loss on sale of other real estate owned of $1.5 million was offset by a decline in losses on securities sales of $1.3 million.

Noninterest expense for the fourth quarter of 2007 was $16.2 million, an increase of $l.5 million, or 10% over the fourth quarter 2006 level of $14.7 million. The increase is primarily attributable to a $1.2 million increase in other noninterest expense associated primarily with foreclosure expenses from higher levels of nonperforming assets.

2008 Guidance

Beginning with fiscal year 2008, management will no longer issue annual earnings per share guidance. Management will, however, continue to give guidance on certain metrics that impact earnings, specifically loan growth, net interest margin, provision for loan losses, net charge offs and noninterest expenses. Management’s current outlook for 2008 assumes the following:

•	A continued difficult credit environment for the Company for the first half of 2008, tempered by current market research that suggests improvement in the second half of the year.

•	Higher NPAs and net charge-offs for 2008, with charge-off levels as much as double our 2007 level, and commensurate increases in provision expense.

•	Continued margin pressure, given recent and anticipated interest rate reductions by the Federal Reserve, along with elevated levels of NPAs and related interest reversals.

•	A reduction in projected loan growth for 2008 to 0%-3%.

•	Noninterest expense levels to be reduced 2%-4% versus 2007.

Other Information

Security Bank Corporation management will host a conference call to discuss these results at 2:00 PM Eastern Daylight Savings Time on Thursday, January 24, 2008. This call is open to all interested parties. From locations within the United States the call-in number is 800.860.2442 (412.858.4600 from outside the United States). Please call in 10 minutes prior to the beginning of the conference call and ask for Security Bank Corporation.

A recorded playback of the conference call will be available by calling 877.344.7529, or 412.317.0088 from outside the United States, from approximately 4:00 PM EDST, Thursday, January 24, until 11:59 PM EDST Thursday, January 31, 2008. The passcode for this playback is 415163#.

Investor Contact:	Lorraine D Miller, CFA
Senior Vice President
478.722.6210
Media Contact:	Tom Woodbery
Senior Vice President
478.722.6117

This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are “tangible book value,” “tangible equity to tangible assets” and “return on average tangible equity.” Security Bank’s management uses these non-GAAP measures in its analysis of Security Bank’s performance.

Tangible book value is defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as Security Bank that have engaged in multiple business combinations, purchase accounting requires the recording of significant amounts of goodwill related to such transactions. Tangible equity to tangible assets is the ratio of tangible equity defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits, to tangible assets defined as total assets reduced by recorded intangible assets, net of related deferred tax benefits. Tangible equity to tangible assets is an important measure of Security Bank’s capital strength without the effects of purchase accounting as noted above. Return on average tangible equity is defined as earnings for the period (annualized for the quarterly period or year-to-date period, as applicable) divided by average equity reduced by average goodwill and other intangible assets, net of related deferred tax benefits. Security Bank’s management includes this measure because it believes that it is important when measuring the Company’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and many investors use this measure as part of their analysis of Security Bank.

These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the “Reconciliation Table” in the attached schedules for a more detailed analysis of these non-GAAP measures and the most directly comparable GAAP measures.

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $2.8 billion at December 31, 2007. Security Bank Corporation operates six community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta. In addition, Security Bank Corporation operates an investment management and planning firm, CFS Wealth Management, LLC, in addition to operating its interim real estate and development lender and traditional mortgage originator, Fairfield Financial Services, Inc., with offices throughout Georgia.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.” You may obtain copies of all documents that Security Bank files with the Securities and Exchange Commission, free of charge, at the SEC’s website at www.sec.gov. In addition, copies of these documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, attention: Investor Relations.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws, including statements about Security Bank’s loan loss provisions, net charge-offs, non-performing assets net interest margin changes, the overall economic cycle and its impact on real estate values in Security Bank’s markets, loan growth, introduction and success of new products and Security Bank’s long-term prospects, among others. Statements contained in this press release that are not historical facts are forward looking statements. Forward-looking statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Security Bank’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Security Bank believes that the expectations and estimates reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility, except as required by law, for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, changes in assumptions, future events or otherwise.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
EARNINGS SUMMARY:
Net interest income	$21,583	$22,062	-2.2%	90,524	79,434	14.0%
Provision for Loan Losses	20,000	1,873	967.8%	32,660	4,468	631.0%
Noninterest Income	3,121	3,086	1.1%	17,106	17,906	-4.5%
Noninterest Expense	16,165	14,675	10.2%	65,199	55,602	17.3%
Provision for Income Taxes	(4,588)	3,378	-235.8%	3,183	13,878	-77.1%
Net Income	(6,873)	5,222	-231.6%	6,588	23,392	-71.8%

PER COMMON SHARE:
Basic earnings	$(0.36)	$0.26	-238.5%	$0.35	$1.36	-74.3%
Diluted earnings	(0.36)	0.26	-238.5%	0.34	$1.33	-74.4%
Cash dividends declared	0.088	0.075	17.3%	0.35	0.30	16.7%
Book value	16.22	15.99	1.4%	16.22	15.99	1.4%
Tangible book value	9.28	8.99	3.2%	9.28	8.99	3.2%

KEY PERFORMANCE RATIOS (a):
Return on average tangible equity (b)	-14.77%	12.19%		3.63%	16.53%
Return on average assets	-0.99%	0.87%		0.25%	1.15%
Efficiency ratio	65.43%	58.35%		60.58%	57.12%
Net interest margin (FTE)	3.46%	4.14%		3.88%	4.40%
Net charge-offs to average loans	2.79%	0.22%		1.12%	0.15%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$305,399	$229,940	32.8%
Loans Held for Resale	7,605	8,878	-14.3%
Loans, gross	2,182,313	1,901,101	14.8%
Allowance for loan losses	31,698	22,336	41.9%
Total assets	2,833,071	2,494,071	13.6%
Deposits	2,298,705	1,970,927	16.6%
Other borrowed money	206,327	175,605	17.5%
Shareholders’ equity	306,693	306,408	0.1%
Tangible equity to tangible assets	6.50%	7.42%	-12.4%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$50,635	$34,401	47.2%
Loans 90 Days Past Due and Accruing	242	—	100.0%
Other real estate owned	28,175	2,775	915.3%
Total nonperforming assets	79,052	37,176	112.6%
Allowance for loan losses/NPA’s	40.10%	60.08%
Allowance for loan losses/loans	1.45%	1.18%

(a)	Annualized based on number of days in the period, except efficiency ratio
(b)	Calculation of this measure is illustrated in the attached GAAP to non-GAAP reconciliation

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended December 31, 2007			Year Ended December 31, 2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$26,946	$309	4.55%	$35,628	$1,837	5.16%
Investment securities	256,061	3,341	5.18%	216,610	11,338	5.23%
Loans Held for Resale	5,647	105	7.38%	6,328	453	7.16%
Loans	2,198,071	45,322	8.18%	2,081,999	179,562	8.62%
Other earning assets	1,238	24	7.69%	1,238	95	7.67%
Total earning assets	2,487,963	49,101	7.83%	2,341,803	193,285	8.25%
Non-earning assets	257,124			250,144

Total assets	$2,745,087			$2,591,947

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$536,286	$4,586	3.39%	$535,146	$19,138	3.58%
Time deposits	1,534,788	20,302	5.25%	1,414,171	74,736	5.28%
Other borrowings	180,870	2,518	5.52%	144,311	8,442	5.85%
Total interest-bearing liabilities	2,251,944	27,406	4.83%	2,093,628	102,316	4.89%
Noninterest-bearing liabilities:
Noninterest bearing deposits	159,891			163,712
Other noninterest-bearing liabilities	17,461			21,103
Total liabilities	$2,429,296			$2,278,443

Shareholders’ Equity	315,791			313,504

Total liabilities and shareholders’ equity	$2,745,087			$2,591,947

Interest rate spread			3.00%			3.37%

Net interest income		$21,695			$90,969

Net interest margin (FTE)		3.46%			3.88%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2007					2006
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Period-End Balance Sheet
Total Assets	$2,833,071	$2,833,071	$2,723,986	$2,672,177	$2,541,603	$2,494,071	$2,494,071	$2,314,913	$1,974,376	$1,912,841
Total Securities	305,399	305,399	227,694	219,185	191,945	229,940	229,940	211,005	163,378	146,932
Mortgage Loans held for Sale	7,605	7,605	8,867	9,052	8,341	8,878	8,878	8,947	12,201	7,776
Loans:
Commercial:
Real-Estate (4)	959,671	959,671	900,969	843,477	932,971	916,919	916,919	884,417	705,072	699,215
Construction/A&D (4)	861,013	861,013	896,563	892,315	703,703	602,712	602,712	553,296	460,131	430,585
All Other	135,585	135,585	141,656	134,031	154,406	152,289	152,289	125,468	115,968	103,396
Residential:
Real-Estate	158,244	158,244	155,508	152,726	152,217	150,398	150,398	151,559	151,633	155,031
Construction/A&D	25,377	25,377	24,758	28,329	28,470	30,262	30,262	30,332	32,057	30,376
All Other	42,423	42,423	45,758	43,376	45,230	48,521	48,521	45,892	36,102	51,089
Total Loans	2,182,313	2,182,313	2,165,212	2,094,254	2,016,997	1,901,101	1,901,101	1,790,964	1,500,963	1,469,692
Allowance for loan losses	31,698	31,698	27,132	24,108	23,336	22,336	22,336	21,477	18,190	17,812
Other Assets:
Other earning assets:	14,866	14,866	59,968	84,060	78,319	97,808	97,808	49,612	82,265	78,567
Total Earning Assets:	2,510,183	2,510,183	2,461,741	2,406,551	2,295,602	2,237,727	2,237,727	2,060,528	1,758,807	1,702,967
Intangibles:
Goodwill	128,571	128,571	128,571	128,601	128,553	127,984	127,984	131,162	103,014	102,659
Core-Deposit	4,125	4,125	4,371	4,617	4,863	5,110	5,110	5,356	4,907	5,129
Deposits:
Demand Deposits	158,759	158,759	161,749	171,427	176,658	178,967	178,967	173,129	172,023	168,235
Interest bearing deposits	2,139,946	2,139,946	2,029,351	1,989,651	1,842,431	1,791,960	1,791,960	1,659,876	1,403,986	1,362,149
Total Deposits	2,298,705	2,298,705	2,191,100	2,161,078	2,019,089	1,970,927	1,970,927	1,833,005	1,576,009	1,530,384
Fed Funds purchased & repo agreements	68,417	68,417	81,995	58,985	59,065	50,917	50,917	35,819	20,030	18,271
Other borrowed funds	137,910	137,910	121,388	118,888	129,888	124,688	124,688	123,988	112,465	125,665
Common Equity	306,693	306,693	312,036	314,687	311,729	306,408	306,408	302,273	257,780	217,641

Average Balance Sheet
Total Assets	$2,591,947	$2,745,087	$2,648,300	$2,529,142	$2,441,326	$2,028,906	$2,368,642	$2,157,297	$1,906,800	$1,673,006
Total Securities	216,610	256,061	220,379	195,031	194,248	173,665	216,433	183,291	151,542	142,473
Mortgage Loans held for Sale	6,328	5,647	6,367	8,728	4,557	6,576	6,064	7,015	8,011	5,200
Loans:
Commercial:
Real-Estate	907,729	939,330	863,915	890,191	937,948	760,925	894,885	818,912	701,309	624,990
Construction/A&D	797,692	886,581	892,021	781,274	627,003	490,964	600,693	524,265	450,386	385,784
Other	148,064	142,903	140,395	152,784	156,406	116,591	136,109	122,750	109,873	93,284
Residential:
Real-Estate	153,682	156,468	154,652	152,519	151,018	153,480	151,938	151,332	153,272	157,463
Construction/A&D	27,610	26,112	26,307	28,848	29,134	27,767	29,520	30,658	30,279	20,480
Other	47,222	46,677	46,322	46,657	49,355	49,781	51,282	49,191	49,693	52,788
Total Loans	2,081,999	2,198,071	2,123,612	2,052,273	1,950,864	1,599,508	1,864,427	1,697,108	1,494,812	1,334,789
Other Assets:
Other earning assets:	36,866	28,184	33,016	34,280	52,292	35,756	37,051	39,313	45,829	20,624
Total Earning Assets:	2,341,803	2,487,963	2,383,374	2,290,312	2,201,961	1,815,505	2,123,975	1,926,727	1,700,194	1,503,086
Deposits:
Demand Deposits	163,712	159,891	161,225	168,589	165,255	166,190	169,410	172,393	166,941	155,181
Interest bearing deposits
Savings	16,005	15,104	15,513	16,810	16,612	19,268	17,085	18,645	20,359	21,036
NOW	373,522	373,274	377,448	375,605	367,657	310,624	358,114	335,152	307,630	240,033
Money Market	145,619	147,908	151,428	144,907	138,060	127,456	146,241	132,302	103,540	127,480
Time deposits > $100,000	892,248	1,003,681	949,323	833,758	779,136	571,992	688,977	608,483	542,530	445,970
Time deposits < $100,000	521,923	531,107	523,421	516,844	516,137	423,708	506,804	471,973	386,389	325,379
Total Deposits	2,113,029	2,230,965	2,178,358	2,056,513	1,982,857	1,619,238	1,886,631	1,738,948	1,527,389	1,315,079
Fed Funds purchased & repo agreements	43,881	55,528	41,945	43,682	34,158	29,874	45,112	26,036	23,230	24,608
Other borrowed funds	100,430	125,342	92,383	92,277	91,436	108,997	108,338	89,927	102,493	136,740
Common Equity	313,504	315,791	316,060	313,877	308,691	252,004	304,362	283,937	235,731	182,219

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2007					2006
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Income Statement
Interest Income	$192,840	$48,989	$49,643	$48,175	$46,033	$148,081	$44,415	$40,669	$34,214	$28,783
Interest Expense	102,316	27,406	26,862	24,792	23,256	68,647	22,353	19,082	15,142	12,070
Net Interest Income	90,524	21,583	22,781	23,383	22,777	79,434	22,062	21,587	19,072	16,713
Loan loss provision	32,660	20,000	9,400	2,000	1,260	4,468	1,873	1,226	739	630
Service charges on deposit accounts	9,363	2,533	2,356	2,376	2,098	9,162	2,336	2,387	2,335	2,104
Mortgage banking revenues	4,475	995	1,170	1,271	1,039	4,922	1,007	1,231	1,433	1,251
Securities Gains (Losses)	(3)	—	(5)	—	2	(1,601)	(1,331)	(270)	—	—
Gains (Losses) on Foreclosed Property	(1,943)	(1,434)	(375)	(164)	30	(57)	10	(45)	(24)	2
Other income	5,214	1,027	1,114	1,120	1,953	5,480	1,064	1,683	1,173	1,560
Total noninterest income	17,106	3,121	4,260	4,603	5,122	17,906	3,086	4,986	4,917	4,917
Salaries and benefits	35,061	7,564	8,852	9,094	9,551	32,376	8,313	8,497	7,804	7,762
Occupancy and equipment	6,189	1,595	1,559	1,547	1,488	5,622	1,471	1,396	1,459	1,296
Other noninterest expense	23,949	7,006	6,308	5,756	4,879	17,604	4,891	4,539	4,351	3,823
Total noninterest expense	65,199	16,165	16,719	16,397	15,918	55,602	14,675	14,432	13,614	12,881
Pre-tax earnings	9,771	(11,461)	922	9,589	10,721	37,270	8,600	10,915	9,636	8,119
Income Taxes	3,183	(4,588)	347	3,489	3,935	13,878	3,378	3,975	3,546	2,979
Net income	$6,588	$(6,873)	$575	$6,100	$6,786	$23,392	$5,222	$6,940	$6,090	$5,140
Basic earnings per share	$0.35	$(0.36)	$0.03	$0.32	$0.35	$1.36	$0.26	$0.38	$0.36	$0.36
Diluted earnings per share	0.34	(0.36)	0.03	0.31	0.35	1.33	0.26	0.37	0.36	0.35
Operating diluted earnings per share (3)	0.34	(0.36)	0.03	0.31	0.35	1.38	0.31	0.37	0.36	0.35
End of period shares outstanding	18,912,264	18,912,264	18,889,227	19,212,139	19,181,241	19,166,314	19,166,314	19,161,507	17,519,112	15,782,125
Weighted average diluted shares o/s	19,225,069	18,958,448	19,184,272	19,463,979	19,456,857	17,564,990	19,528,891	18,971,126	16,910,380	14,784,856
Tax equivalent adjustment	445	112	110	112	111	414	106	107	100	101
Net interest income (FTE)	90,969	21,695	22,891	23,495	22,888	79,848	22,168	21,694	19,172	16,814
Effective Tax Rate	32.58%	40.03%	37.64%	36.39%	36.70%	37.24%	39.28%	36.42%	36.80%	36.69%

Stock and related per share data:
Book value	$16.22	$16.22	$16.52	$16.38	$16.25	$15.99	$15.99	$15.78	$14.71	$13.79
Tangible book value	9.28	9.28	9.57	9.54	9.39	8.99	8.99	8.76	8.66	7.08
Dividends declared per share	0.35	0.0875	0.0875	0.0875	0.0875	0.30	0.0750	0.0750	0.0750	0.0750

Other Key Ratios/Data:
Return on average tangible equity (2), (3)	3.63%	-14.77%	1.24%	13.42%	15.78%	16.53%	12.19%	17.13%	18.81%	19.92%
Return on average assets (2)	0.25%	-0.99%	0.09%	0.97%	1.13%	1.15%	0.87%	1.28%	1.28%	1.25%
Net interest margin (FTE) (2)	3.88%	3.46%	3.81%	4.11%	4.22%	4.40%	4.14%	4.47%	4.52%	4.54%
Efficiency ratio (FTE)	60.33%	65.14%	61.58%	58.36%	56.83%	56.88%	58.11%	54.09%	56.51%	59.27%
Tangible Equity/Tangible Assets (3)	6.50%	6.50%	6.97%	7.21%	7.48%	7.42%	7.42%	7.70%	8.12%	6.19%

Loan Performance Data:
Nonaccrual loans	$50,635	$50,635	$41,492	$35,450	$39,139	$34,401	$34,401	$16,946	$17,269	$8,171
Loans 90 Days Past Due and Accruing	242	242	—	—	—	—	—	—	—
Other real estate owned (ORE)	28,175	28,175	23,891	19,229	3,403	2,775	2,775	1,867	1,817	2,488
Total nonperforming assets	79,052	79,052	65,383	54,679	42,542	37,176	37,176	18,813	19,086	10,659
Net charge-offs	23,298	15,434	6,376	1,228	260	2,362	1,014	789	361	198
Allowance for loan losses/NPA’s	40.10%	40.10%	41.50%	44.09%	54.85%	60.08%	60.08%	114.16%	95.31%	167.11%
Allowance for loan losses/loans	1.45%	1.45%	1.25%	1.15%	1.16%	1.18%	1.18%	1.20%	1.21%	1.21%
NPA’s/Loans plus ORE	3.58%	3.58%	2.99%	2.59%	2.11%	1.95%	1.95%	1.05%	1.27%	0.72%
Nonperforming assets/total assets	2.79%	2.79%	2.40%	2.05%	1.67%	1.49%	1.49%	0.81%	0.97%	0.56%
Net charge-offs to average loans (1)	1.12%	2.79%	1.19%	0.24%	0.05%	0.15%	0.22%	0.18%	0.10%	0.06%

(1)	Annualized
(2)	The actual number of days in the period were used to annualize income
(3)	Calculation of this measure is illustrated in the attached GAAP to non-GAAP reconciliation
(4)	During quarter ended 6/30/07, certain loans were reclassified between these two categories and thus the resulting quarterly change is not meaningful

	2007					2006
	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Reconciliation Table- GAAP to non-GAAP:
Book Value per share	$16.22	$16.22	$16.52	$16.38	$16.25	$15.99	$15.99	$15.78	$14.71	$13.79
Effect of intangible assets per share	(6.94)	(6.94)	(6.95)	(6.84)	(6.86)	(7.00)	(7.00)	(7.02)	(6.05)	(6.71)
Tangible book value	$9.28	$9.28	$9.57	$9.54	$9.39	$8.99	$8.99	$8.76	$8.66	$7.08

Equity	$306,693	$306,693	$312,036	$314,687	$311,729	$306,408	$306,408	$302,273	$257,780	$217,641
Intangible assets	132,696	132,696	132,942	133,218	133,416	133,094	133,094	136,518	107,921	107,788
Less tax effect of Core-Deposit Intangible (38%)	(1,568)	(1,568)	(1,661)	(1,754)	(1,848)	(1,942)	(1,942)	(2,035)	(1,865)	(1,949)

Tangible equity	$175,565	$175,565	$180,755	$183,223	$180,161	$175,256	$175,256	$167,790	$151,724	$111,802

Assets	$2,833,071	$2,833,071	$2,723,986	$2,672,177	$2,541,603	$2,494,071	$2,494,071	$2,314,913	$1,974,376	$1,912,841
Intangible assets	131,129	131,129	131,281	131,464	131,568	131,152	131,152	134,483	106,056	105,839
Tangible assets	$2,701,942	$2,701,942	$2,592,705	$2,540,713	$2,410,035	$2,362,919	$2,362,919	$2,180,430	$1,868,320	$1,807,002

Equity/Assets	10.83%	10.83%	11.46%	11.78%	12.27%	12.29%	12.29%	13.06%	13.06%	11.38%
Effect of intangible assets	-4.33%	-4.33%	-4.49%	-4.57%	-4.79%	-4.87%	-4.87%	-5.36%	-4.94%	-5.19%
Tangible Equity/Tangible Assets	6.50%	6.50%	6.97%	7.21%	7.48%	7.42%	7.42%	7.70%	8.12%	6.19%

Average Equity	$313,504	$315,791	$316,060	$313,877	$308,691	$252,004	$304,362	$283,937	$235,731	$182,219
Average Intangible assets	133,878	132,849	133,117	133,363	136,228	112,385	136,443	125,227	107,763	79,313
Less tax effect of Core-Deposit Intangible (38%)	(1,763)	(1,626)	(1,720)	(1,813)	(1,896)	(1,921)	(2,001)	(2,006)	(1,918)	(1,754)

Average tangible equity	$181,389	$184,568	$184,663	$182,327	$174,359	$141,540	$169,920	$160,716	$129,886	$104,660

Net Income (a)	$6,588	$(27,268)	$2,281	$24,467	$27,521	$23,392	$20,718	$27,534	$24,427	$20,846

Return on average tangible equity	3.63%	-14.77%	1.24%	13.42%	15.78%	16.53%	12.19%	17.13%	18.81%	19.92%

Diluted earnings per share	$0.34	$(0.36)	$0.03	$0.31	$0.35	$1.33	$0.26	$0.37	$0.36	$0.35
Effect of securities (gains) losses, net of tax	—	—	—	—	—	0.06	0.05	0.01	—	—
Effect of prepayment of FHLB advances, net of tax	—	—	—	—	—	(0.01)	—	(0.01)	—	—

Diluted operating earnings per share	$0.34	$(0.36)	$0.03	$0.31	$0.35	$1.38	$0.31	$0.37	$0.36	$0.35

Net income	$6,588	$(6,873)	$575	$6,100	$6,786	$23,392	$5,222	$6,940	$6,090	$5,140
Effect of securities (gains) losses, net of tax	2	—	3	—	(1)	980	808	172	—	—
Effect of prepayment of FHLB advances, net of tax	—	—	—	—	—	(174)	—	(174)	—	—
Net operating income	$6,590	$(6,873)	$578	$6,100	$6,785	$24,198	$6,030	$6,938	$6,090	$5,140

(a)	The actual number of days in the period were used to annualize income